UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2014

MEDBOX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101
West Hollywood, CA 90069
(Address of principal executive offices) (zip code)

(800)-762-1452
 (Registrant's telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in response to Item 5.02 of this report is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2014, Mr. Vincent Mehdizadeh resigned as an officer of Medbox, Inc. (the “Company”). Mr. Mehdizadeh will continue to serve as a consultant to the Company. In his new role, Mr. Mehdizadeh will provide consulting on strategic partnerships and will have the title of Founder and Senior Advisor.  In connection therewith, on October 13, 2014, the Company entered into a consulting agreement with Mr. Mehdizadeh, pursuant to which the Company agreed to pay Mr. Mehdizadeh a monthly fee of $25,000 for consulting services to be performed by Mr. Mehdizadeh. The monthly consulting fee will be reduced to $12,500 per month if Mr. Mehdizadeh is engaged in trading any of the Company securities at any time within the preceding 30 day period.  The consulting agreement has a two-year term, which term will automatically be extended for successive additional one-year terms, unless either party provides written notice to the other 90 days prior to the expiration of the initial term or any successive term, that Mr. Mehdizadeh’s agreement will not be extended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: October 17, 2014	By:	/s/ Guy Marsala
Name: Guy Marsala
Title: Chairman, President and CEO